Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS
of
inland real estate INCOME TRUST, inc.

Effective as of MARCH 2, 2023

Article I

OFFICES
Section 1.
PRINCIPAL Office. The principal office of the corporation in the State of Maryland shall be located at such place as the board of directors may designate.
Section 2.
OTHER OFFICES. The corporation may have additional offices, including a principal executive office, at such places as the board of directors may from time to time determine or the business of the corporation may require.
Article II

MEETINGS OF STOCKHOLDERS
Section 1.
ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held on the date and at the time and place set by the board of directors. Subject to Section 9(a) of this Article II, any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by any statute to be stated in the notice of meeting.
Section 2.
SPECIAL MEETINGS.
(a)
General. Each of the chairman of the board, chief executive officer, president and board of directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 2, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or board of directors, whoever has called the meeting. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”). No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice of meeting.
(b)
Stockholder-Requested Special Meetings.
(1)
Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the board of directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the board of directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the board of directors. If the board of directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request Notice is received by the secretary.
(2)
In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)
The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the corporation’s proxy materials). The secretary shall not be required

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to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)
In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the board of directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the board of directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the board of directors fails to designate a place for a Stockholder-Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the corporation. In fixing a date for a Stockholder-Requested Meeting, the board of directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the board of directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the board of directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The board of directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b).
(5)
If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting from time to

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time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)
The chairman of the board, chief executive officer, president or board of directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five (5) Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)
For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.
Section 3.
PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal executive office of the corporation or at any other place as shall be set in accordance with these bylaws and stated in the notice of meeting.
Section 4.
NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at the meeting, and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall

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not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any meeting.

The corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 9(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 5.
QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following individuals present at the meeting in the following order: the lead independent director, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the board of directors or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the board of directors or the chairman of the meeting shall record the minutes of the meeting. The order of business and all other matters or procedure at all meetings of the stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be

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made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.
VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of common stock entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter. Unless otherwise provided by statute or by the charter, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one (1) vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 7.
PROXIES; VOTING OF SHARES OF CERTAIN HOLDERS. A holder of record of shares of stock of the corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law. The proxy or evidence of authorization of the proxy shall be filed with the record of the proceedings of the meeting. No proxy shall be valid more than eleven (11) months after its date, unless otherwise provided in the proxy. Stockholders having voting power shall not be entitled to exercise cumulative voting rights. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

Stock of the corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or an agreement of the partners of a partnership or the members of a limited liability company presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

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The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the board of directors considers necessary or appropriate. On receipt by the secretary of the corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 8.
ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.
Section 9.
Nominations and stockholder business.
(a)
Annual Meetings of Stockholders.
(1)
Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (A) pursuant to the corporation’s notice of meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the corporation who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting at the time of giving of notice by the stockholder as provided for in this Section 9(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with this Section 9(a).
(2)
For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and certifications required under this Section 9 and shall be delivered to the secretary at the principal executive office of the corporation not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such

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annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(3)
The stockholder’s notice shall set forth:
(i)
as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii)
as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(iii)
as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

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(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six (6) months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)
as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 9(a) and any Proposed Nominee, (A) the name and address of the stockholder, as they appear on the corporation’s stock ledger, and the current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(v)
the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;

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(vi)
to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or reelection as a director or the proposal of other business;
(vii)
if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, any Proposed Nominee or any Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares of stock of the corporation representing at least 67% of the voting power of shares of stock entitled to vote on the election of directors in support of each Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act; and
(viii)
all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.
(4)
Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by:
(i)
a written undertaking executed by the Proposed Nominee:

(A) certifying that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation, (II) will serve as a director of the corporation if elected and will notify the corporation simultaneously with any notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (III) does not need any permission or consent from any third party (including any employer or any other board or governing body on which such Proposed Nominee serves) to serve as a director of the corporation, if elected, that has not been obtained;

(B) attaching copies of any and all requisite permissions or consents; and

(C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed

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Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded); and

(ii) a certificate executed by the stockholder certifying that such stockholder will:

(A) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;

(B) notify the corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting

(C) furnish such other or additional information as the corporation may request for the purpose of determining whether the requirements of this Section 9 have been satisfied or of evaluating any nomination or other business described in the stockholder’s notice; and

(D) appear in person or by proxy at the meeting to present each Proposed Nominee or to bring such business before the meeting, as applicable,

and acknowledging that, if the stockholder does not so appear in person or by proxy at the meeting to present each Proposed Nominee or bring such business before the meeting, as applicable, the corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any Proposed Nominee or any proposal related to such other business need not be counted or considered.

(5)
Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred thirty (130) days prior to the

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first anniversary of the date of the proxy statement (as defined in Section 9(c)(4) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than 5:00 p.m., Central Time, on the tenth (10th) day following the day on which the public announcement is first made by the corporation.
(6)
For purposes of this Section 9, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any solicitation of proxies, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b)
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 9(b), no stockholder may nominate an individual for election to the board of directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the board of directors; or (ii) provided that the special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing directors, by any stockholder of the corporation who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting (and any postponement or adjournment thereof), at the time of giving of notice provided for in this Section 9 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who complied with the notice procedures set forth in this Section 9(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the board of directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the corporation’s notice of meeting, if the stockholder’s notice containing the information and certifications required by paragraphs (a)(3) and (a)(4) of this Section 9 shall be delivered to the secretary at the principal executive office of the corporation not earlier than the 120th day prior to the special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.
(c)
General.

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(1) If any information or certification submitted pursuant to this Section 9 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 9. Any such stockholder shall notify the corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in such information or certification. Upon written request by the secretary or the board of directors, any stockholder or Proposed Nominee shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 9, (ii) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3) under the Exchange Act) submitted by the stockholder pursuant to this Section 9 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 9.

(1)
Only the individuals who are nominated in accordance with this Section 9 shall be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 9. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 9 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 9). If the corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the corporation within five (5) Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 9 becomes unwilling or unable to serve on the board of directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power to determine whether a nomination

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or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9.
(2)
Notwithstanding the foregoing provisions of this Section 9, the corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, or (ii) timely provide evidence in accordance with the following sentence that is sufficient, in the discretion of the board of directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Upon request by the corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the corporation, no later than five (5) Business Days prior to the applicable meeting of stockholders, evidence that is sufficient, in the discretion of the board of directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(3)
For purposes of this Section 9, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure in a press release prepared by or on behalf of the corporation and reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(4)
Notwithstanding the foregoing provisions of Section 9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in or the right of the corporation to omit a proposal from any proxy statement filed by the corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 9 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

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(5)
Notwithstanding anything in these bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 9 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.
Section 10.
INSPECTORS OF ELECTION. The board of directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at the meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.
CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the corporation or these bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 12.
TELEPHONE AND REMOTE COMMUNICATION MEETINGS. The board of directors or chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. In addition, the board of directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.
Article III

DIRECTORS
Section 1.
GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all of the powers of the

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corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.
Section 2.
NUMBER, TENURE AND QUALIFICATIONS. By vote of a majority of the entire board of directors, the number of directors may be established or increased or decreased from time to time, provided that the number of directors may not exceed fifteen (15) nor be less than the minimum number required by the MGCL, and provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors.
Section 3.
RESIGNATION. Any director may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 4.
FILLING OF VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder. Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if such majority is less than a quorum, and any individual so elected as director shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Section 5.
ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors. The board of directors may provide, by resolution, the time and place of regular meetings of the board of directors without other notice than such resolution.
Section 6.
SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix the time and place of any special meeting of the board of directors called by them. The board of directors may provide, by resolution, the time and place of special meetings of the board of directors without other notice than such resolution.
Section 7.
PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held at any place within or without of the State of Maryland as the board of directors may from time to time determine.
Section 8.
NOTICE OF MEETINGS. Notice of any meeting shall be given to each director unless the requirement of notice is waived in writing or by electronic transmission, prior to or at the time of the meeting, by the director entitled to notice of the meeting. Notice of special meetings shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or overnight courier. Notice by personal delivery, telephone, facsimile transmission or electronic mail shall be given at least twenty-four (24) hours prior to the meeting. Notice by United

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States mail shall be given at least three (3) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by overnight courier shall be given at least two (2) days prior to the meeting and shall be deemed to be given when presented to the overnight courier properly addressed for delivery to the director. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which he or she or his or her agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the notice to the number provided to the corporation by the director and printing of a transmission confirmation from the facsimile machine. Electronic mail notice shall be deemed given upon completion of the transmission of the notice to the electronic mail address provided to the corporation by the director. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be stated in the notice, unless specifically required by statute or these bylaws.
Section 9.
ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear and speak to one another at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.
QUORUM AND MANNER OF ACTING; ADJOURNMENT. At all meetings of the board of directors a majority of the directors then in office shall constitute a quorum for the transaction of business, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the corporation or these bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws.
Section 11.
ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all members of the board of directors or of the committee, as the case may be, and the consent is filed with the minutes of proceedings of the board of directors or the committee.
Section 12.
CHAIRMAN OF THE BOARD. The board of directors may designate from among its members a chairman of the board, who shall not, solely by reason of these bylaws, be an officer of the corporation. The board of directors may designate the chairman of the board as

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an executive or non-executive chairman. The chairman of the board shall preside at all meetings of the board of directors at which he or she is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or her or as may be prescribed by these bylaws. The chairman may execute for the corporation certificates for its shares and he or she may accomplish such execution either under or without the seal of the corporation, either individually or with the secretary, any assistant secretary or any officer thereunto authorized by the board of directors, according to the requirements of applicable law. The chairman shall also communicate with stockholders regarding the operations of the corporation as provided in these bylaws or as otherwise deemed necessary by the board of directors.
Section 13.
ORGANIZATION. At each meeting of the board of directors, the chairman of the board or, in the absence of the chairman, the lead independent director, if any, shall act as chairman of the meeting. In the absence of both the chairman of the board and the lead independent director, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting shall act as secretary of the meeting.
Section 14.
COMMITTEES. The board of directors shall form an audit committee and, on an annual basis, elect at least three members of the board to serve on the audit committee; provided that the audit committee must be comprised entirely of independent directors. The members of the audit committee shall serve for a one-year term or until their respective successors are elected and qualify. The audit committee shall govern itself in accordance with the terms of a charter adopted by the audit committee, as the charter may be amended from time to time. The board of directors may also establish an executive or other committee composed of one or more directors to serve at the pleasure of the board of directors until their successors are elected and qualify, to be governed in accordance with the terms of any charter adopted by the applicable committee or the resolutions of the board of directors establishing such committee; provided that, except as otherwise provided in the resolutions of the board of directors establishing the applicable committee, the members of any executive or other committee shall be elected at each annual meeting of the board of directors. Notwithstanding the above, if the board of directors shall form a committee comprised entirely of independent directors for purposes of evaluating any related or affiliated party transaction(s) (referred to herein as a “related party committee”), then the related party committee shall serve until the transaction(s) is completed or the related party committee otherwise advises the board of directors that the committee shall be dissolved. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. The board of directors may delegate to these committees any of the powers of the board of directors, except as prohibited by law. Except as may be otherwise provided by the board of directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion. Each committee shall keep minutes of their respective proceedings and shall report to the board of directors at the meeting next succeeding. Notice of committee meetings shall be given in the same manner as notice for special meetings of the board of directors. Unless the charter or authorizing provisions provide otherwise, a majority of the members of the committee shall

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constitute a quorum for the transaction of business at any meeting of the committee and the act of a majority of the committee members present at a meeting shall be the act of such committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. The board of directors or, in the absence of such designation, the applicable committee shall designate a chairperson of each committee; provided that the chairman of any related party committee shall be designated by the members of the committee. The chairman of each committee, or any two (2) members of the committee (if there are at least two (2) members of the committee), may fix the time and place of its meeting unless the board of directors shall otherwise provide. Subject to the provisions hereof, the board of directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
Section 15.
COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors but, by resolution of the board of directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the corporation and for any service or activity they performed or engaged in as directors. Directors shall be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors of the corporation; but nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.
Section 16.
RELIANCE. Each director and officer of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 17.
CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director or officer shall not be required to devote his or her full time to the affairs of the corporation. Any director or officer of the corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the corporation.
Section 18.
RATIFICATION. The board of directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the corporation or its officers to the extent that the board of directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the

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application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.
Section 19.
EMERGENCY PROVISIONS. Notwithstanding any other provision in the charter or these bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors under Article III of these bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (i) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the board of directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors.
Article IV

NOTICES
Section 1.
ADDRESSES. Notices to directors and stockholders shall be delivered to the directors or stockholders personally or to the address, facsimile number or electronic mail address appearing on the books of the corporation. Every stockholder or transferee shall furnish the secretary of the corporation or its transfer agent with the address, facsimile number or electronic mail address to which the notice of meetings and all other notices may be delivered to such stockholder or transferee.
Section 2.
WAIVER OF NOTICE. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee of directors is required to be given under the provisions of applicable law or under the provisions of the charter or these bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to the notice and filed with the records of the meeting, whether before or after the holding thereof, shall be deemed equivalent to the giving of notice to such persons. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by applicable law. The actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee of directors in person, shall constitute a waiver of notice of the meeting, except where the person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Article V

OFFICERS
Section 1.
NUMBER. The officers of the corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, a chief financial officer, a chief operating officer, one or more vice-presidents and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the charter or these bylaws to be executed, acknowledged or verified by two or more officers.

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Section 2.
ELECTION AND TERM OF OFFICE. The board of directors, after each annual meeting of stockholders, shall elect the officers of the corporation except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Officers need not be members of the board of directors. Each officer shall hold office until his or her successor is elected and qualifies or until death or removal or resignation in the manner hereinafter provided. Election of an officer shall not of itself create contract rights between the corporation and the officer.
Section 3.
ADDITIONAL OFFICERS. The board of directors may from time to time appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
Section 4.
COMPENSATION OF OFFICERS. The compensation of all officers of the corporation shall be determined by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
Section 5.
REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer of the corporation may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the corporation.
Section 6.
FILLING OF VACANCIES. If the office of any officer becomes vacant for any reason, the board of directors may fill the vacancy for the balance of the term.
Section 7.
CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the corporation. The chief executive officer shall have general responsibility for implementation of the policies of the corporation, as determined by the board of directors, and for the management of the business and affairs of the corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.
Section 8.
CHIEF FINANCIAL OFFICER. The board of directors may designate a chief financial officer. In the absence of such designation, the treasurer shall be the chief financial officer of the corporation. The chief financial officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.

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Section 9.
CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer. In the absence of such designation, the president shall be the chief operating officer of the corporation. The chief operating officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.
Section 10.
PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
Section 11.
VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors or, in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president and when so acting, shall have the powers of and be subject to all the restrictions upon the president. The vice president (or each of them if there are more than one) shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the board of directors. If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; vice president; and assistant vice president.
Section 12.
SECRETARY. The secretary shall (i) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one (1) or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep a register of the address of each stockholder which shall be furnished to the secretary by such stockholder; (v) have general charge of the stock transfer books of the corporation; and (vi) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors.
Section 13.
TREASURER. The treasurer shall have the custody of the funds and securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors. In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the

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president and board of directors, at the regular meetings of the board of directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the corporation.
Section 14.
ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the board of directors.
Article VI

STOCK
Section 1.
SHARES WITHOUT CERTIFICATES. Except as may be otherwise provided by the board of directors or any officer of the corporation, stockholders of the corporation are not entitled to certificates representing the shares of stock held by them. In the event that the corporation issues shares of stock without certificates, to the extent then required by the MGCL, the corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.
SHARES WITH CERTIFICATES. In the event that the corporation issues shares of stock represented by certificates, the certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the corporation in the manner permitted by the MGCL.
Section 3.
TRANSFERS. All transfers of shares of stock shall be made on the books of the corporation in such manner as the board of directors or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The corporation or, if authorized by the corporation, the transfer agent of the corporation shall cancel the old certificate and record the transaction on its books. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors or an officer of the corporation that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, the corporation shall provide to record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the corporation and all of the terms and conditions contained therein.

Section 4.
LOST CERTIFICATES. Any officer of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost, mutilated or

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destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors or an officer of the corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the corporation, the owner of the stolen, lost, mutilated or destroyed certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.
Section 5.
RECORD DATE. The board of directors may fix, in advance, a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. The record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than one hundred twenty (120) after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 6.
REGISTERED OWNERS. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, any share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.
Section 7.
FRACTIONAL SHARES. The board of directors may authorize the corporation to issue fractional shares of stock, on such terms and under such conditions as it may determine. Notwithstanding any other provision of the charter or these bylaws, the board of directors may authorize the issuance of units consisting of different securities of the corporation.
Section 8.
TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks, trust companies or other persons or entities as the board of directors may deem necessary, appropriate or advisable, from time to time, to act as transfer agents and registrars of the capital stock of the corporation. In the event of any such appointment, stock certificates issued by the corporation, if any, shall not be valid until countersigned by the transfer agent and registered by the registrar.
Article VII

INSURANCE

The corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability or loss asserted which was incurred in any

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such capacity with the corporation, or arising out of such status. Nothing contained herein shall constitute a waiver by any director, officer, employee or agent of any right which he, she or it may have against any party under federal or state securities laws. The corporation shall also have the power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to the extent consistent with law and these bylaws.

Article VIII

GENERAL PROVISIONS
Section 1.
DIVIDENDS OR DISTRIBUTIONS. Dividends or other distributions upon the capital stock of the corporation, subject to the provisions of applicable law and the charter, may be authorized by the board of directors at any regular or special meeting. Dividends and other distributions may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of applicable law and of the charter.
Section 2.
FUNDS FOR DIVIDENDS OR DISTRIBUTIONS. Before paying any dividend or other distribution, the corporation may set aside out of any funds of the corporation available for dividends or other distributions, any sum or sums as the board of directors from time to time, in its sole discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or other distributions, for repairing or maintaining any property of the corporation, or for such other purpose as the directors determine, and the directors may modify or abolish any such reserve.
Section 3.
CONTRACTS. The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation when authorized or ratified by action of the board of directors and executed by an authorized person.
Section 4.
CHECKS. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by an officer or officers as the board of directors may from time to time designate.
Section 5.
DEPOSITS. All funds of the corporation not otherwise invested shall be deposited from time to time to the credit of the corporation as the board of directors, the chief executive officer, the chief financial officer or any other officer designated by the board of directors may designate.
Section 6.
FISCAL YEAR. The fiscal and taxable years of the corporation shall begin on January 1st and end on December 31st.
Section 7.
SEAL. The board of directors may authorize the adoption of a seal by the corporation. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Wherever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)”

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adjacent to the signature of the person authorized to execute the document on behalf of the corporation.
Section 8.
STOCK LEDGER. The corporation shall maintain at its principal executive office an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. The stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
Article IX

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the stockholders of the corporation or (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the MGCL, the Charter or these bylaws, or (b) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the corporation consents in writing to such court.

Article X

AMENDMENTS

The board of directors shall have the exclusive power to adopt, alter or repeal any provision of the bylaws of the corporation and to make new bylaws.

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